Exhibit 10.19
Amendment to Consulting Agreement
This Amendment to the Consulting Agreement (the “Amendment”), effective October 22, 2021 (the “Amendment Effective Date”), is made and entered into by and between Prime Medicine, Inc. (the “Company”), and David R. Liu (the “Consultant”).
WHEREAS, Company and Consultant entered into a Consulting Agreement, dated September 13, 2019 (the “Agreement”), wherein Consultant agreed to perform consulting services to Company; and
WHEREAS, Company and Consultant have agreed to amend the Agreement to extend the term of the Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.   Section 7(a) of the Agreement is hereby amended and restated in its entirety as set forth below:
(a) Subject to earlier termination as expressly provided herein, this Agreement will commence on the date first written above and will continue until the sixth anniversary of that date, and thereafter will continue in effect until terminated by either party, with or without cause, upon at least thirty (30) days prior written notice. If either party breaches in any material respect any of its material obligations under this Agreement, in addition to any other right or remedy, the non-breaching party may terminate this Agreement in the event that the breach is not cured within thirty (30) days after receipt by such party of written notice of such breach.
2.   All other terms of the Agreement shall remain in full force and effect.
3.   This Amendment may be executed in counterparts (facsimile and electronic transmission included), each of which shall constitute an original, but all of which shall constitute one and the same agreement when taken together.
IN WITNESS WHEREOF, Company and Consultant have executed this Amendment as of the Amendment Effective Date.

Prime Medicine, Inc.		David R. Liu

By:	/s/ Keith Gottesdiener	By:	/s/ David R. Liu
Name:	Keith Gottesdiener	Name:	David R.Liu
Title:	CEO	Title:	Co-founder